Regency Energy Partners Announces Cash Distribution of 44.5 Cents

DALLAS, October 27, 2009 – Regency Energy Partners LP (Nasdaq: RGNC), (“Regency” or the “Partnership”), announced today a cash distribution of 44.5 cents per outstanding common unit for the third quarter ended September 30, 2009. The distribution will be paid on November 13, 2009, to unitholders of record at the close of business on November 6, 2009.  This distribution is equivalent to $1.78 on an annual basis.

Regency will hold a quarterly conference call to discuss third-quarter 2009 results on Monday, November 9, 2009, at 10 a.m. Central Time (11 a.m. Eastern Time).

The dial-in number for the call is 1-866-788-0543 in the United States, or +1-857-350-1681 outside the United States, pass code 60157784. A live webcast of the call can be accessed on the investor information page of Regency’s Web site at www.regencyenergy.com. The call will be available for replay for 7 days by dialing 1-888-286-8010 (from outside the U.S., +1-617-801-6888) pass code 20543277. A replay of the broadcast will also be available on the Partnership’s Web site.

This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of Regency’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, Regency’s distributions to foreign investors are subject to federal income tax withholding at a rate of 35 percent.

This press release may contain forward-looking statements regarding Regency Energy Partners, including projections, estimates, forecasts, plans and objectives. These statements are based on management's current projections, estimates, forecasts, plans and objectives and are not guarantees of future performance. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond our control. These risks and uncertainties include changes in laws and regulations impacting the gathering and processing and contract compression businesses, the level of creditworthiness of the Partnership's counterparties, the Partnership's ability to access the debt and equity markets, the Partnership's use of derivative financial instruments to hedge commodity and interest rate risks, the amount of collateral required to be posted from time to time in the Partnership's transactions, changes in commodity prices, interest rates, demand for the Partnership's services, weather and other natural phenomena, industry changes including the impact of consolidations and changes in competition, the Partnership's ability to obtain required approvals for construction or modernization of the Partnership's facilities and the timing of production from such facilities, and the effect of accounting pronouncements issued periodically by accounting standard setting boards. Therefore, actual results and outcomes may differ materially from those expressed in such forward-looking information.

In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than the Partnership has described. The Partnership undertakes no obligation to update publicly or to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Regency Energy Partners LP (Nasdaq: RGNC) is a growth-oriented, midstream energy partnership engaged in the gathering and processing, contract compression and transportation of natural gas and natural gas liquids. Regency's general partner is majority-owned by an affiliate of GE Energy Financial Services, a unit of GE (NYSE: GE). For more information, visit the Regency Energy Partners LP Web site at www.regencyenergy.com.

CONTACT:

Investor Relations:
Shannon Ming
Regency Energy Partners
Vice President, Investor Relations and Corporate Finance Support
214-840-5477
IR@regencygas.com

Media Relations:
Elizabeth Cornelius
HCK2 Partners
972-716-0500 x26
elizabeth.cornelius@hck2.com